Exhibit 21.1

SIGNIFICANT SUBSIDIARIES OF DPL INC.

State of Incorporation/Formation

The Dayton Power and Light Company	Ohio
Miami Valley Insurance Company	Vermont
Miami Valley Lighting, LLC	Ohio

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